Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

223 West Nash Street Wilson, North Carolina	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, North Carolina 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

HEICO Corporation

(For other obligors, please see “Table of Co-Registrants” on the Following Page)

(Exact name of obligor as specified in its charter)

Florida	65-0341002
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3000 Taft Street Hollywood, Florida	33021
(Address of principal executive offices)	(Zip Code)

Debt Securities

Guarantees of Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
16-1741 PROPERTY, INC.	Florida	45-4350389
26 WARD HILL PROPERTY, LLC	Florida	86-3142182
3 MCCREA PROPERTY COMPANY, LLC	Florida	83-2312708
34 FREEDOM COURT, CORP.	Florida	92-1754605
3D PLUS U.S.A., INC.	Delaware	74-2947071
60 SEQUIN LLC	Connecticut	82-4758526
8929 FULLBRIGHT PROPERTY, LLC	California	88-3653335
ACCURATE METAL MACHINING, INC.	Ohio	34-1193166
ACTION RESEARCH CORPORATION	Florida	46-1086859
AEROANTENNA TECHNOLOGY, INC.	California	95-4322670
AERODESIGN, INC.	Tennessee	62-1858631
AEROELT, LLC	Florida	82-4804644
AEROSPACE & COMMERCIAL TECHNOLOGIES, LLC	Florida	47-4759100
AIRCRAFT TECHNOLOGY, INC.	Florida	65-0233725
ANALOG MODULES, INC.	Florida	59-2074349
APEX HOLDING CORP.	Delaware	46-0732506
APEX MICROTECHNOLOGY, INC.	Arizona	46-0624696
ASTRO PROPERTY, LLC	Connecticut	47-4786567
ASTROSEAL PRODUCTS MFG. CORPORATION	Connecticut	06-0808406
BAY EQUIPMENT CORP.	Delaware	82-4356384
BLUE AEROSPACE LLC	Florida	27-4313205
BREIDON, LLC	Maryland	46-1563733
CAMTRONICS, LLC	Florida	86-3999996
CARBON BY DESIGN CORPORATION	Florida	82-1858021
CARBON BY DESIGN LLC	California	20-1043190
CHARTER ENGINEERING, INC.	Florida	59-3400419
CONNECTRONICS CORP.	Florida	20-1971140
CONXALL CORPORATION	Illinois	36-2944789
CSI AEROSPACE, INC.	Florida	45-5531151
DB CONTROL CORP.	Florida	27-1784894
DECAVO LLC	Oregon	26-4673544
DIELECTRIC SCIENCES, INC.	Massachusetts	04-2603559
DUKANE SEACOM, INC.	Florida	27-1050226
ENGINEERING DESIGN TEAM, INC.	Oregon	93-0964386
FLIGHT MICROWAVE CORPORATION	California	55-0883855
FUTURE AVIATION, INC.	Florida	65-1011336
HARTER AEROSPACE, LLC	Florida	47-2458702
HEICO AEROSPACE CORPORATION	Florida	59-0791770
HEICO AEROSPACE HOLDINGS CORP.	Florida	65-0831428
HEICO AEROSPACE PARTS CORP.	Florida	65-1146790
HEICO EAST CORPORATION	Florida	65-0271411
HEICO ELECTRONIC TECHNOLOGIES CORP.	Florida	65-0680321
HEICO FLIGHT SUPPORT CORP.	Florida	46-0627157
HEICO PARTS GROUP, INC.	Florida	26-3082967
HEICO REPAIR GROUP AEROSTRUCTURES, LLC	Florida	82-2700627
HEICO REPAIR, LLC	Florida	84-2205144
HETC I, LLC	Florida	83-1444190
HETC II CORP.	Florida	83-2596259
HETC III, LLC	Florida	83-3243681
HETC IV, LLC	Florida	84-4050584
HETC V, LLC	Florida	85-2422715
HFSC III CORP.	Florida	47-2451008
HFSC IV CORP.	Florida	81-5140246
HFSC V, LLC	Florida	83-2178482

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Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
HFSC VI, LLC	Florida	84-2575273
HFSC VII, LLC	Florida	85-1245696
HFSC VIII, LLC	Florida	86-3453082
HFSC XI CORP.	Florida	87-4380214
HNW 2 BUILDING CORP.	Florida	20-1971031
HNW BUILDING CORP.	Florida	65-0880442
HVT GROUP, INC.	Delaware	04-3502230
INERTIAL AIRLINE SERVICES, INC.	Ohio	34-1823836
INTELLIGENT DEVICES, LLC	Delaware	52-1943471
IRONWOOD ELECTRONICS, INC.	Minnesota	27-4686945
IRCAMERAS LLC	Florida	47-4956282
JET AVION CORPORATION	Florida	59-2699611
JETSEAL, INC.	Delaware	91-1433851
LEADER TECH, INC.	Florida	04-2667972
LPI INDUSTRIES CORPORATION	Florida	65-0054782
LUCIX CORPORATION	California	77-0504129
LUMINA POWER, INC.	Florida	20-2350926
MASTIFF DESIGN, INC.	Florida	88-1101204
MCCLAIN INTERNATIONAL, INC.	Georgia	58-0876596
MIDWEST MICROWAVE SOLUTIONS, INC.	Iowa	27-0124198
NIACC-AVITECH TECHNOLOGIES INC.	Florida	51-0453669
NORTHWINGS ACCESSORIES CORPORATION	Florida	65-0312802
OPTICAL DISPLAY ENGINEERING, INC.	Florida	46-1634579
OPTICAL DISPLAY ENGINEERING, LLC	Florida	38-4203543
PACIWAVE, INC.	California	77-0413439
PIONEER INDUSTRIES LLC	Delaware	11-1746409
PRIME AIR, LLC	Florida	20-5545289
PYRAMID SEMICONDUCTOR CORP	Florida	86-2249124
QUELL CORPORATION	Colorado	46-0507356
R.H. LABORATORIES, INC.	New Hampshire	02-0527375
RADIANT POWER CORP.	Florida	65-0892651
RADIANT POWER IDC, LLC	Florida	82-3217339
RADIANT-SEACOM REPAIRS CORP.	Florida	46-4846094
RAMONA RESEARCH, INC.	California	45-4786673
REINHOLD HOLDINGS, INC.	Delaware	20-8005591
REINHOLD INDUSTRIES, INC.	Delaware	13-2596288
RESEARCH ELECTRONICS INTERNATIONAL, L.L.C.	Tennessee	62-1597816
RIDGE ENGINEERING, LLC	Maryland	02-0527375
RIDGE HOLDCO, LLC	Florida	52-0908121
ROBERTSON FUEL SYSTEMS, LLC	Arizona	87-1755561
ROCKY MOUNTAIN HYDROSTATICS, LLC	Colorado	86-0775241
SANTA BARBARA INFRARED, INC.	California	58-2428936
SEAL DYNAMICS LLC	Florida	77-0111325
SEAL Q CORP.	Florida	00-0000000
SENSOR SYSTEMS, INC.	Nevada	95-2127229
SENSOR TECHNOLOGY ENGINEERING, LLC	Florida	95-2127229
SIERRA MICROWAVE TECHNOLOGY, LLC	Delaware	82-4199356
SOLID SEALING TECHNOLOGY, INC.	New York	46-3801015
SPECIALITY SILICONE PRODUCTS, INC.	New York	20-0539521
SUNSHINE AVIONICS LLC	Florida	82-3091838
SWITCHCRAFT HOLDCO, INC.	Delaware	00-0000000
SWITCHCRAFT, INC.	Illinois	20-2476580
THE BECHDON COMPANY, LLC	Maryland	36-2051512
THERMAL ENERGY PRODUCTS, INC.	California	52-0895348
THERMAL STRUCTURES, INC.	California	98-1285293
TRAD TESTS & RADIATIONS, INC.	Florida	95-3575611
TRANSFORMATIONAL SECURITY, LLC	Maryland	00-0000000
TSID HOLDINGS, LLC	Florida	33-0689721
TTT CUBED, INC.	California	85-2433352
TURBINE KINETICS, INC.	Florida	27-5248226

Address of each Co-Registrant’s Principal Executive Offices: 3000 Taft Street Hollywood, Florida 33021.

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Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, Virginia 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15.

No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

Exhibit 1	A copy of the Articles of Incorporation for Truist Bank, as now in effect, is attached as Exhibit 1 to this Form T-1.

Exhibit 2	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank, is incorporated herein by reference to Exhibit 1 of this Form T-1.

Exhibit 3	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate, and is attached as Exhibit 3 to this Form T-1.

Exhibit 4	A copy of the existing By-Laws of Truist Bank, as now in effect, is attached as Exhibit 4 to this Form T-1.

Exhibit 5	Not applicable.

Exhibit 6	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, is attached as Exhibit 6.

Exhibit 7	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

Exhibit 8	Not applicable.

Exhibit 9	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 17th day of July, 2023.

Truist Bank

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

5

Exhibit 1 to Form T-1

SOSID: 0210719
Date Filed: 12/16/2020 12:11:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C2020 351 00153

ARTICLES OF RESTATEMENT
FOR
TRUIST FINANCIAL CORPORATION

Pursuant to §55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

1. The name of the corporation is Truist Financial Corporation.

2. The text of the Restated Articles of Incorporation is attached.

3. These Restated Articles of Incorporation do not include a new amendment.

4. These Restated Articles of Incorporation consolidate and integrate all amendments into a single document and, therefore, do not require shareholder approval pursuant to Section 55-10-07 of the North Carolina Business Corporation Act.

5. The name of the current registered agent is C T Corporation System, and the street address and county of the registered office are: 160 Mine Lake Court, Suite 200, Raleigh, Wake County, North Carolina 27615.

This the 15th day of December, 2020.

TRUIST FINANCIAL CORPORATION

By: ______________________

Ellen M. Fitzsimmons
Senior Executive Vice President, Chief Legal Officer,
Head of Enterprise Diversity and Corporate Secretary

TRUIST FINANCIAL CORPORATION

ARTICLES OF INCORPORATION

As Restated December 15, 2020

TRUIST FINANCIAL CORPORATION

Articles of Incorporation

(As restated effective December 15, 2020)

ARTICLE I

The name of the Corporation is Truist Financial Corporation.

ARTICLE II

The period of duration of the Corporation shall be unlimited and perpetual.

ARTICLE III

The purposes for which the Corporation is organized are:

(a) To act as a holding company; to operate, serve and conduct business as a holding company of one or more banks and other corporations; to acquire and own shares of stock or other interests in other businesses and corporations of any lawful character including without limitation, banks, insurance agencies, mortgage loan and servicing businesses, data processing businesses, factoring businesses, credit card businesses, farm and forestry management and agency businesses, and other financially related businesses; to furnish services of all types to and for such banks, corporations and businesses; and as shareholder or as owner of other interests in such banks, corporations and businesses, to exercise all rights, powers and privileges of ownership incident thereto.

(b) To itself operate insurance agencies; to make and acquire mortgage loans and render mortgage loan services; to render data processing services; to render factoring services; to operate consumer and small loan businesses and to make, acquire and service consumer and small loans; to organize, operate and manage mutual funds; to render travel services; to operate credit card businesses; to acquire, own and lease all types of equipment and property; to engage in farming and forestry; to render farm and forestry management and agency services and to engage in and operate all types of farming, agricultural and forestry businesses; to lend its own money; to act as agent or broker in procuring and making loans; and to render financial, management and business services of all types.

(c) To engage in, operate, conduct, perform or participate in every kind of financial, commercial, agricultural, mercantile, manufacturing, industrial, mining, transportation or other enterprise, business, work, contract, undertaking, venture, or operation.

(d) To carry on any other business to any extent and in any manner not prohibited by the laws of North Carolina, or, where the Corporation may seek to do business elsewhere, by local laws; and to engage in, operate and conduct any business which may be deemed adapted, directly or indirectly, to add to the profits of its principal businesses or to increase the value of its assets.

(e) To do all and everything necessary, suitable, expedient or proper for the accomplishment of any of the objects and purposes herein enumerated, or incidental to the powers herein named, or incidental to the protection or benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects or purposes of the Corporation, or which may be conveniently carried on in connection with any of the business of the Corporation, with all the powers now or hereafter conferred by the laws of North Carolina upon corporations of like character.

ARTICLE IV

(a) The Corporation shall have the authority to issue 2,000,000,000 shares of Common Stock, par value $5.00 each, and 5,000,000 shares of Preferred Stock, par value $5.00 each. The designations of each class are as follows:

1. The first class is Common Stock in the amount of 2,000,000,000 shares, par value $5.00 each share.

2. The second class is Preferred Stock in the amount of 5,000,000 shares, par value $5.00 each share. The Preferred Stock may be issued from time to time in one or more series, and authority is expressly vested in the Board of Directors without action of shareholders to divide the Preferred Stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established. Authority is expressly vested in the Board of Directors, without limitation, to determine: (i) The number of shares to constitute such series and the distinctive designation thereof; (ii) The dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of Preferred Stock; (iii) Whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (iv) Whether, and to what extent, the holders of one or more series of Preferred Stock shall enjoy voting rights, if any, in addition to those prescribed by law; (v) Whether, and upon what terms, Preferred Stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (vi) Whether, and upon what terms, the Preferred Stock, will be redeemable, and the preference, if any, to which the Preferred Stock will be entitled in the event of voluntary liquidation, dissolution or winding up of the Corporation.

(b) **RESERVED.**

(c) **RESERVED.**

(d) **RESERVED.**

(e) Series D Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series D Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series D Preferred Stock"). Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock. Series D Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of

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assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series D Preferred Stock shall be 23,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series D Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series D Preferred Stock.

Section 3. Definitions. As used herein with respect to Series D Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks on parity with Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy

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guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding.

"Series D Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series D Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series D Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; *provided*, *however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series D Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series D Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.85%. The record date for payment of dividends on the Series D Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series D Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series D Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series D Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period, and the Corporation shall have no obligation to pay, and the holders of Series D Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series D Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series D Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise

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acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series D Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series D Preferred Stock and any Parity Stock, all dividends declared upon shares of Series D Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series D Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series D Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series D Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series D Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series D Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series D Preferred Stock upon liquidation and the rights of the Corporation's depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series D Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series D Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series D Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or

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other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series D Preferred Stock at the time outstanding, on the Dividend Payment Date on May 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series D Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of its intent to redeem, as provided in Subsection (b) below, all (but not less than all) of the shares of Series D Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series D Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series D Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares of Series D Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series D Preferred Stock in proportion to the number of Series D Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the

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Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series D Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series D Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series D Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be

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required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series D Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation's securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends is a "Preferred Director".

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series D Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series D Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series D Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20

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days after receipt of any such request, then any holder of Series D Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series D Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series D Preferred Stock and any other class or series of preferred stock that ranks on parity with Series D Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series D Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series D Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series D Preferred Stock shall not have any rights to convert such Series D Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series D Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series D Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series D Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however,* that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

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Section 11. Unissued or Reacquired Shares. Shares of Series D Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series D Preferred Stock are not subject to the operation of a sinking fund.

(f) Series E Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series E Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series E Preferred Stock"). Each share of Series E Preferred Stock shall be identical in all respects to every other share of Series E Preferred Stock. Series E Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series E Preferred Stock shall be 46,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series E Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series E Preferred Stock.

Section 3. Definitions. As used herein with respect to Series E Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks on parity with Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Preferred Stock for so long as (i) any Series D Preferred Stock is outstanding and (ii) the

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terms of the Series D Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series E Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series E Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding.

"Series E Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series E Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series E Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; *provided*, *however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series E Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series E Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.625%. The record date for payment of dividends on the Series E Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series E Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series E Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series E Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the

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holders of Series E Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series E Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series E Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series E Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series E Preferred Stock and any Parity Stock, all dividends declared upon shares of Series E Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series E Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series E Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series E Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series E Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series E Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series E Preferred Stock upon liquidation and the rights of the Corporation's depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series E Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or

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winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series E Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series E Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series E Preferred Stock at the time outstanding, on August 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series E Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series E Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series E Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series E Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or

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transmittal thereof, to any holder of shares of Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series E Preferred Stock in proportion to the number of Series E Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series E Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series E Preferred Stock at the

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time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series E Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series E Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series E Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series E Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends is a "Preferred Director".

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series E Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series E Preferred Stock (addressed to the secretary at the Corporation's

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principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series E Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series E Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series E Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series E Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series E Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series E Preferred Stock shall not have any rights to convert such Series E Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of

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the Series E Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series E Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series E Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series E Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series E Preferred Stock are not subject to the operation of a sinking fund.

(g) Series F Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series F Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series F Preferred Stock"). Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. Series F Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series F Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series F Preferred Stock.

Section 3. Definitions. As used herein with respect to Series F Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

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"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks on parity with Series F Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock and Series E Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series F Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series F Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series F Preferred Stock is outstanding.

"Series F Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 or December 1; *provided*, *however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series F Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate *per annum* equal to

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5.200%. The record date for payment of dividends on the Series F Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series F Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series F Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series F Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series F Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series F Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series F Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series F Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series F Preferred Stock and any Parity Stock, all dividends declared upon shares of Series F Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series F Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series F Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series F Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets

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legally available therefor, and the shares of Series F Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series F Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series F Preferred Stock upon liquidation and the rights of the Corporation's depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series F Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series F Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series F Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series F Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series F Preferred Stock at the time outstanding, on November 1, 2017 or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series F Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the

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shares of Series F Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series F Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series F Preferred Stock in proportion to the number of Series F Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and

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the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series F Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series F Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series F Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series F Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series F Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series F Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of

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the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series F Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends is a "Preferred Director".

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series F Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series F Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series F Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series F Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series F Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series F Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series F Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series F Preferred Stock and any other class or series of preferred stock that ranks on parity with Series F Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series F Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the

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Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series F Preferred Stock shall not have any rights to convert such Series F Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series F Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series F Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series F Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series F Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series F Preferred Stock are not subject to the operation of a sinking fund.

(h) Series G Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series G Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series G Preferred Stock"). Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. Series G Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series G Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business

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Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series G Preferred Stock.

Section 3. Definitions. As used herein with respect to Series G Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks on parity with Series G Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock and Series F Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series G Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series G Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy

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guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series G Preferred Stock is outstanding.

"Series G Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series G Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series G Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; *provided, however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series G Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.200%. The record date for payment of dividends on the Series G Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series G Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series G Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series G Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series G Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series G Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series G Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise

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acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series G Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series G Preferred Stock and any Parity Stock, all dividends declared upon shares of Series G Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series G Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series G Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series G Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series G Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series G Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series G Preferred Stock upon liquidation and the rights of the Corporation's depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. The holder of Series G Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series G Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series G Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series G Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series G Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or

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other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series G Preferred Stock at the time outstanding, on or after June 1, 2018, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series G Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series G Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series G Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares of Series G Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series G Preferred Stock in proportion to the number of Series G Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the

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Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series G Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series G Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series G Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series G Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series G Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be

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required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series G Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series G Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends is a "Preferred Director".

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series G Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series G Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series G Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series G Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series G Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series G Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual

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meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series G Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series G Preferred Stock and any other class or series of preferred stock that ranks on parity with Series G Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series G Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series G Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series G Preferred Stock shall not have any rights to convert such Series G Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series G Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series G Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series G Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series G Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

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Section 12. No Sinking Fund. Shares of Series G Preferred Stock are not subject to the operation of a sinking fund.

(i) Series H Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series H Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series H Preferred Stock"). Each share of Series H Preferred Stock shall be identical in all respects to every other share of Series H Preferred Stock. Series H Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series H Preferred Stock shall be 19,550. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series H Preferred Stock.

Section 3. Definitions. As used herein with respect to Series H Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series H Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks on parity with Series H Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock and Series G Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock and Series G Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the

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Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock and Series G Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series H Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series H Preferred Stock, (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series H Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series H Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series H Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Series H Preferred Stock is outstanding.

"Series H Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series H Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series H Preferred Stock, and no more, payable quarterly in arrears on each March 1, June 1, September 1 and December 1; *provided*, *however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series H Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series H Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate *per annum* equal to 5.625%. The record date for payment of dividends on the Series H Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series H Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series H Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series H Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on

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such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series H Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series H Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series H Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series H Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series H Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series H Preferred Stock and any Parity Stock, all dividends declared upon shares of Series H Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series H Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series H Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series H Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series H Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series H Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series H Preferred Stock upon liquidation and the rights of the Corporation's depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of

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any undeclared dividends, to the date of liquidation. The holder of Series H Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series H Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series H Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series H Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series H Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series H Preferred Stock at the time outstanding, on or after June 1, 2021, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series H Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series H Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series H Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series H Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to

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give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series H Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series H Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares of Series H Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series H Preferred Stock in proportion to the number of Series H Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series H Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series H Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series H Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which

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will materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series H Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series H Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series H Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series H Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series H Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series H Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock as to payment of dividends is a "Preferred Director".

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series H Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series H Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series H Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the

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holders of Series H Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series H Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series H Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series H Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series H Preferred Stock and any other class or series of preferred stock that ranks on parity with Series H Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series H Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series H Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series H Preferred Stock shall not have any rights to convert such Series H Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series H Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to

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the Series H Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series H Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series H Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series H Preferred Stock are not subject to the operation of a sinking fund.

(j) Series I Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

Section 1. Designation. The distinctive designation of such series is "Perpetual Preferred Stock, Series I" ("Series I Preferred Stock").

Section 2. Number of Shares. The number of shares of Series I Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series I Preferred Stock then outstanding) by the Board of Directors.

Section 3. Definitions. As used herein with respect to the Series I Preferred Stock:

"3-Month LIBOR" means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Reuters screen page "LIBOR01", 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of

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not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3-Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

"Dividend Determination Date" means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

"Dividend Parity Stock" has the meaning assigned to such term in Section 4(a)(v)(B).

"Dividend Payment Date" has the meaning assigned to such term in Section 4(a)(i).

"Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series I Preferred Stock shall commence upon (and include) December 15, 2019 and (ii) for Series I Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

"Dividend Rate" means a rate per annum equal to the greater of (1) 0.53% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.00%.

"Issue Date" means the initial date of delivery of shares of Series I Preferred Stock.

"Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series I Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Event" has the meaning assigned to such term in Section 6(a).

"London Banking Day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

"Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock Directors" has the meaning assigned to such term in Section 7(b)(i).

"Start Date" means, for each share of Series I Preferred Stock, (x) December 15, 2019, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

"Voting Parity Stock" has the meaning assigned to such term in Section 7(b)(i).

Section 4. Dividends.

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(a) General.

(i) Dividend Payment Dates, Dividend Rate, Etc. Holders of Series I Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section 4(a)(iii) and payable quarterly on the 15th day of each March, June, September and December in each year (each such date a "Dividend Payment Date"), commencing on March 15, 2020, to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(ii) Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

(iii) Dividend Computation. The amount of the dividend computed per share of Series I Preferred Stock on each Dividend Payment Date will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which shall be 360, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

(iv) Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series I Preferred Stock.

(v) Priority of Dividends.

(A) So long as any of the shares of the Series I Preferred Stock is outstanding, (1) no dividends (other than (y) dividends payable on Junior Stock in Junior Stock and (z) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (y) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series I Preferred Stock called for redemption and (z) dividends in an amount computed in accordance with Section 4(a)(iii) for each share of Series I Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(B) On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series I Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series I Preferred Stock as to payment of dividends (any such class or series being herein referred to as "Dividend Parity Stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series I Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to

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dividend periods prior to the then current Dividend Period (which shall not include the Series I Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series I Preferred Stock and Dividend Parity Stock on a *pro rata* basis.

Section 5. Redemption.

(a) Redemption.

(i) Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section 5(b), redeem shares of the Series I Preferred Stock at the time outstanding in whole or in part at any time on or after December 15, 2024.

(ii) The redemption price per share of Series I Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (A) any declared and unpaid dividends for any prior Dividend Periods plus (B) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(iii) The Series I Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

(b) Notice of Redemption. Notice of every redemption of shares of Series I Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series I Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series I Preferred Stock. Notwithstanding the foregoing, if the Series I Preferred Stock or any depositary shares representing interests in the Series I Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series I Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series I Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series I Preferred Stock are to be redeemed.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series I Preferred Stock shall be redeemed from time to time.

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(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series I Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series I Preferred Stock: an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

(b) Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series I Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series I Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series I Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series I Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Voting Rights.

(a) General. The holders of Series I Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

(b) Right to Elect Two Directors Upon Non-Payment of Dividends.

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(i) If and whenever dividends on Series I Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series I Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section 7(b) for the Series I Preferred Stock (any such class or series being herein referred to as "Voting Parity Stock") have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section 4(a)(iii) in the case of the Series I Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series I Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation's Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series I Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the voting power provided for in the Section 7 shall have been vested in the holders of Series I Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series I Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series I Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series I Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series I Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(iii) Whenever (A) all dividends on any cumulative Voting Parity Stock have been paid in full, (B) full dividends computed in accordance with Section 4(a)(iii) have been paid on the applicable Dividend Payment Dates on the Series I Preferred Stock for at least one year and (C) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the

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holders of Series I Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(c) Other Voting Rights.

(i) So long as any shares of Series I Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series I Preferred Stock outstanding at the time (voting separately as a class): (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (B) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (B) above, so long as any shares of the Series I Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series I Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock or the holders thereof, and provided, further, that (A) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series I Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (B) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(ii) On any matter on which the holders of the Series I Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series I Preferred Stock shall have one vote per share.

(iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series I Preferred Stock to effect such redemption.

Section 8. Other Rights. The shares of Series I Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

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(k) Series J Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

Section 1. Designation. The distinctive designation of such series is "Perpetual Preferred Stock, Series J" ("Series J Preferred Stock").

Section 2. Number of Shares. The number of shares of Series J Preferred Stock shall be 5,010. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series J Preferred Stock then outstanding) by the Board of Directors.

Section 3. Definitions. As used herein with respect to the Series J Preferred Stock:

"3-Month LIBOR" means, with respect to any Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period that appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. If such rate does not appear on Reuters screen page "LIBOR01", 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the Dividend Determination Date for that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three New York City banks selected by the Calculation Agent to provide quotations are quoting as described above, 3- Month LIBOR for that Dividend Period will be the same as 3-Month LIBOR as determined for the previous Dividend Period. The establishment of 3-Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Atlanta, Georgia, New York, New York or Wilmington, Delaware are not authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

"Dividend Determination Date" means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

"Dividend Factor" means a fraction, the numerator of which is the actual number of days in such Dividend Period and the denominator of which is 360.

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"Dividend Parity Stock" has the meaning assigned to such term in Section 4(a)(v)(B).

"Dividend Payment Date" has the meaning assigned to such term in Section 4(a)(i).

"Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period (i) for the initial issuance of Series J Preferred Stock shall commence upon (and include) December 15, 2019 and (ii) for Series J Preferred Stock issued after the Issue Date, shall commence upon (and include) the applicable Start Date).

"Dividend Rate" means (i) to but not including the Dividend Payment date in December 2011 a rate per annum equal to 5.853% and (ii) thereafter a rate per annum equal to the greater of (1) 0.645% above 3-Month LIBOR on the related Dividend Determination Date or (2) 4.000%.

"Issue Date" means the initial date of delivery of shares of Series J Preferred Stock.

"Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series J Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Event" has the meaning assigned to such term in Section 6(a).

"London Banking Day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

"Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock Directors" has the meaning assigned to such term in Section 7(b).

"Start Date" means, for each share of Series J Preferred Stock, (x) December 15, 2019, if such share was issued on the Issue Date, (y) if such share was not issued on the Issue Date, the date of issue, if issued on a Dividend Payment Date, or (z) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share.

"Voting Parity Stock" has the meaning assigned to such term in Section 7(b).

Section 4. Dividends.

(a) General.

(i) Dividend Payment Dates, Dividend Rate, Etc. Holders of Series J Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends computed in accordance with Section 4(a)(iii) and payable quarterly on the 15th day of each March, June, September and December in each year (each such date a "Dividend Payment Date"), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(ii) Business Day Convention. If a day that would otherwise be a Dividend Payment Date is not a Business Day, then the first Business Day following such day shall be the applicable Dividend Payment Date.

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(iii) Dividend Computation. The amount of the dividend computed per share of Series J Preferred Stock on each Dividend Payment Date will be equal to the Dividend Rate in effect for such Dividend Period, multiplied by the Dividend Factor, and then multiplied by $100,000 (with the result of such calculation rounded upward if necessary to the nearest .00001 of 1%).

(iv) Dividend Payment Dates for Other Preferred Stock. For so long as any shares of Series J Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock having any dividend payment date that is not also a Dividend Payment Date for the Series J Preferred Stock.

(v) Priority of Dividends.

(A) So long as any of the shares of the Series J Preferred Stock is outstanding, (1) no dividends (other than (y) dividends payable on Junior Stock in Junior Stock and (z) cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock and (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock or shares of any other series of Preferred Stock, unless, in either case (1) or (2), on the payment date for such dividend, purchase, redemption, or other acquisition, (y) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series J Preferred Stock called for redemption and (z) dividends in an amount computed in accordance with Section 4(a)(iii) for each share of Series J Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(B) On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series J Preferred Stock as to payment of dividends (any such class or series being herein referred to as "Dividend Parity Stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series J Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series J Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series J Preferred Stock and Dividend Parity Stock on a *pro rata* basis.

Section 5. Redemption.

(a) Redemption.

(i) Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section 5(b), redeem shares of the Series J Preferred Stock at the time outstanding in whole or in part at any time on or after the later of December 15, 2024 and the Issue Date of the Series J Preferred Stock.

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(ii) The redemption price per share of Series J Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to (A) any declared and unpaid dividends for any prior Dividend Periods plus (B) any declared and unpaid dividends for the Dividend Period in which the redemption date occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period.

(iii) The Series J Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

(b) Notice of Redemption. Notice of every redemption of shares of Series J Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J Preferred Stock. Notwithstanding the foregoing, if the Series J Preferred Stock or any depositary shares representing interests in the Series J Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series J Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series J Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series J Preferred Stock are to be redeemed.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series J Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Liquidation Rights.

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(a) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series J Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series J Preferred Stock: an amount equal to $100,000 plus an amount equal to (i) any declared and unpaid dividends for any prior Dividend Periods plus (ii) any declared and unpaid dividends for the Dividend Period in which the Liquidation Event occurs (if applicable) multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the date of the Liquidation Event, and the denominator of which is the total number of days in such Dividend Period.

(b) Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series J Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series J Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series J Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series J Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Voting Rights.

(a) General. The holders of Series J Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

(b) Right to Elect Two Directors Upon Non-Payment of Dividends.

(i) If and whenever dividends on Series J Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series J Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section 7(b) for the Series J Preferred Stock (any such class or series being herein referred to as "Voting Parity Stock") have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section 4(a)(iii) in the case of the Series J Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series J Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation's Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series J Preferred Stock and such Voting Parity Stock for which dividends

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have not been paid, called as hereinafter provided, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may be listed) that listed companies must have a majority of independent directors. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the voting power provided for in the Section 7 shall have been vested in the holders of Series J Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series J Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series J Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series J Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series J Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(iii) Whenever (A) all dividends on any cumulative Voting Parity Stock have been paid in full, (B) full dividends computed in accordance with Section 4(a)(iii) have been paid on the applicable Dividend Payment Dates on the Series J Preferred Stock for at least one year and (C) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series J Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(c) Other Voting Rights.

(i) So long as any shares of Series J Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series J Preferred Stock outstanding at the time (voting separately as a class): (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or

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(B) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (B) above, so long as any shares of the Series J Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series J Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock or the holders thereof, and provided, further, that (A) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series J Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (B) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(ii) On any matter on which the holders of the Series J Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series J Preferred Stock shall have one vote per share.

(iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series J Preferred Stock to effect such redemption.

Section 8. Other Rights. The shares of Series J Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(l) Series K Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto,

Section 1. Designation. The distinctive designation of such series is "Perpetual Preferred Stock, Series K" ("Series K Preferred Stock").

Section 2. Number of Shares. The total authorized number of shares of Series K Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series K Preferred Stock then outstanding) by the Board of Directors.

Section 3. Definitions. As used herein with respect to the Series K Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

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"Business Day" means any weekday that is not a legal holiday in New York, New York and is not a day in which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

"Dividend Determination Date" means the second London Banking Day prior to the beginning of the Dividend Period.

"Dividend Parity Stock" has the meaning assigned to such term in Section 4(a)(iv)(B).

"Dividend Payment Date" has the meaning assigned to such term in Section 4(a)(i).

"Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 5,000 Shares of Series K Preferred Stock shall commence upon (and include) December 15, 2019).

"Fixed Rate Period" means each Dividend Period from first Dividend Period to, but excluding, December 15, 2019.

"Floating Rate Period" means each Dividend Period from December 15, 2019 to, and including, the redemption date of the Series K Preferred Stock, if any.

"Issue Date" means the initial date of delivery of shares of Series K Preferred Stock.

"Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series K Preferred Stock has preference in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Event" has the meaning assigned to such term in Section 6(a).

"London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

"Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock Directors" has the meaning assigned to such term in Section 7(b)(i).

"Regulatory Capital Event" means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series K Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series K Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series K Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Board of Governors of the Federal Reserve

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System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series K Preferred Stock is outstanding.

"Three Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page "LIBOR01" on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three Month LIBOR for the next Dividend Period will be equal to Three Month LIBOR in effect for the then-current Dividend Period. The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

"Voting Parity Stock" has the meaning assigned to such term in Section 7(b)(i).

Section 4. Dividends.

(a) General.

(i) Dividend Payment Dates, Dividend Rate, Etc. Holders of Series K Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (A) 5.625% per annum for each Fixed Rate Period and (B) Three Month LIBOR plus a spread of 3.86% per annum, for each Floating Rate Period, in each case computed in accordance with Section 4(a)(iii) and payable (each such date a "Dividend Payment Date") (1) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year and (2) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on March 15, 2020, to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(ii) Business Day Convention. If a day on or before December 15, 2019 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series K Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series K Preferred Stock). If a day

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after December 15, 2019 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends, when, as and if declared, will be paid on such next succeeding Business Day.

(iii) Dividend Computation. The amount of the dividend computed per share of Series K Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

(iv) Priority Regarding Dividends.

(A) So long as any of the shares of the Series K Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (x) dividends payable in Junior Stock, (y) cash in lieu of fractional shares in connection with any such dividend, or (z) dividends in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (s) as a result of a reclassification of Junior Stock for or into other Junior Stock, (t) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (v) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of Series K Preferred Stock and such Dividend Parity Stock (except (s) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (t) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Parity Stock, (v) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity

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Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Dividend Parity Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (y) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series K Preferred Stock called for redemption and (z) dividends in an amount computed in accordance with Section 4(a)(iii) for each share of Series K Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(B) On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series K Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with Series K Preferred Stock as to payment of dividends (any such class or series being herein referred to as "Dividend Parity Stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series K Preferred Stock and any Dividend Parity Stock shall he shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which shall not include the Series K Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series K Preferred Stock and Dividend Parity Stock on a *pro rata* basis.

Section 5. Redemption.

(a) Redemption.

(i) Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section (v)B, redeem shares of the Series K Preferred Stock at the time outstanding (1) in whole or in part on any Dividend Payment Date on or after December 15, 2019 or (2) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(ii) The redemption price per share of Series K Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(iii) The Series K Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

(b) Notice of Redemption. Notice of every redemption of shares of Series K Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed

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for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series K Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series K Preferred Stock. Notwithstanding the foregoing, if the Series K Preferred Stock or any depositary shares representing interests in the Series K Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series K Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series K Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series K Preferred Stock are to be redeemed.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series K Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (each a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series K Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series K Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(b) Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series K Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series K Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series K Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed

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ratably to the holders of shares of the Series K Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Voting Rights.

(a) General. The holders of Series K Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

(b) Right to Elect Two Directors Upon Non-Payment of Dividends.

(i) If and whenever dividends on Series K Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series K Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section 7(b) for the Series K Preferred Stock (any such class or series being herein referred to as "Voting Parity Stock") have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section 4(a)(iii) in the case of the Series K Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series K Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation's Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series K Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the voting power provided for in this Section 7 shall have been vested in the holders of Series K Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series K Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series K Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series K Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the

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Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series K Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(iii) Whenever (A) all dividends on any cumulative Voting Parity Stock have been paid in full, (B) full dividends computed in accordance with Section 4(a)(iii) have been paid on the applicable Dividend Payment Dates on the Series K Preferred Stock for at least one year and (C) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series K Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(c) Other Voting Rights.

(i) So long as any shares of Series K Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series K Preferred Stock outstanding at the time (voting separately as a class): (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (B) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series K Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (B) above, so long as any shares of the Series K Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series K Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series K Preferred Stock or the holders thereof, and provided, further, that (A) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series K Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (B) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(ii) On any matter on which the holders of the Series K Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series K Preferred Stock shall have one vote per share.

(iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected,

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all outstanding Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series K Preferred Stock to effect such redemption.

Section 8. Other Rights. The shares of Series K Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(m) Series L Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto,

Section 1. Designation. The distinctive designation of such series is "Perpetual Preferred Stock, Series L" ("Series L Preferred Stock").

Section 2. Number of Shares. The total authorized number of shares of Series L Preferred Stock shall be 7,500. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series of Preferred Stock) or decreased (but not below the number of shares of Series L Preferred Stock then outstanding) by the Board of Directors.

Section 3. Definitions. As used herein with respect to the Series L Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

"Business Day" means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" means U.S. Bank National Association or its successor appointed by the Corporation, acting as calculation agent.

"Dividend Determination Date" means the second London Banking Day prior to the beginning of the Dividend Period.

"Dividend Parity Stock" has the meaning assigned to such term in Section 4(a)(iv)(B).

"Dividend Payment Date" has the meaning assigned to such term in Section 4(a)(i).

"Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 7,500 Shares of Series L Preferred Stock shall commence upon (and include) December 15, 2019).

"Fixed Rate Period" means each Dividend Period from the first Dividend Period to, but excluding, June 15, 2022.

"Floating Rate Period" means each Dividend Period from June 15, 2022 to, and including, the redemption date of the Series L Preferred Stock, if any.

"Issue Date" means the initial date of delivery of shares of Series L Preferred Stock.

"Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series L Preferred Stock has preference in the payment

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of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Event" has the meaning assigned to such term in Section 6(a).

"London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

"Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock Directors" has the meaning assigned to such term in Section 7(b)(i).

"Regulatory Capital Event" means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series L Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series L Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series L Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series L Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital rules of the Appropriate Federal Banking Agency as then in effect and applicable, for so long as any share of the Series L Preferred Stock is outstanding.

"Three Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page "LIBOR01" on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, Three Month LIBOR for the next Dividend Period will be equal to Three Month LIBOR in effect for the then-current Dividend Period (or, in the case of the first Floating Rate Period, the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate most recently appeared on Reuters screen page

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"LIBOR01," as determined by the Calculation Agent). The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

"Voting Parity Stock" has the meaning assigned to such term in Section 7(b)(i).

Section 4. Dividends.

(a) General.

(i) Dividend Payment Dates, Dividend Rate, Etc. Holders of Series L Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (A) 5.05% per annum for each Fixed Rate Period and (B) Three Month LIBOR plus a spread of 3.102% per annum, for each Floating Rate Period, in each case computed in accordance with Section 4(a)(iii) and payable (1) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year, beginning on June 15, 2020 and ending on June 15, 2022 and (2) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on September 15, 2022 (each such date pursuant to clause (1) or clause (2), subject to adjustment as provided below, a "Dividend Payment Date"), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(ii) Business Day Convention. If a day on or before June 15, 2022 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series L Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series L Preferred Stock). If a day after June 15, 2022 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the Series L Preferred Stock, when, as and if declared, will be paid on such next succeeding Business Day.

(iii) Dividend Computation. The amount of the dividend computed per share of Series L Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series L Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

(iv) Priority Regarding Dividends.

(A) So long as any of the shares of the Series L Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (x) dividends payable in Junior Stock, (y) cash in lieu of fractional shares in connection with any such dividend, or (z) dividends in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (s) as a result of a reclassification of Junior Stock for or into other Junior Stock, (t) the exchange or

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conversion of one share of Junior Stock for or into another share of Junior Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (v) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series L Preferred Stock and such Dividend Parity Stock (except (s) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (t) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Parity Stock, (v) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Dividend Parity Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the Corporation shall not be in default on its obligation to redeem any of the shares of its Series L Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section 4(a)(iii) for each share of Series L Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(B) On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series L Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with the Series L Preferred Stock as to payment of dividends (any such class or series being herein referred to as "Dividend Parity Stock"), all dividends paid or declared

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for payment on that Dividend Payment Date with respect to the Series L Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which, to avoid doubt, shall not include the Series L Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series L Preferred Stock and Dividend Parity Stock on a *pro rata* basis.

Section 5. Redemption.

(a) Redemption.

(i) Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section 5(b), redeem shares of the Series L Preferred Stock at the time outstanding (A) in whole or in part on any Dividend Payment Date on or after December 15, 2024 or (B) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(ii) The redemption price per share of Series L Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(iii) The Series L Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

(b) Notice of Redemption. Notice of every redemption of shares of Series L Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series L Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series L Preferred Stock. Notwithstanding the foregoing, if the Series L Preferred Stock or any depositary shares representing interests in the Series L Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series L Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series L Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series L Preferred Stock are to be redeemed.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series L Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series L Preferred Stock shall be redeemed from time to time.

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(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series L Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series L Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(b) Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series L Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series L Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series L Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series L Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Voting Rights.

(a) General. The holders of Series L Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

(b) Right to Elect Two Directors Upon Non-Payment of Dividends.

(i) If and whenever dividends on Series L Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series L Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section 7(b) for the Series L Preferred Stock (any such class or series being herein referred to as "Voting Parity Stock") have not been declared and paid in an aggregate

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amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section 4(a)(iii) in the case of the Series L Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series L Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation's Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series L Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the voting power provided for in this Section 7 shall have been vested in the holders of Series L Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series L Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series L Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series L Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series L Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(iii) Whenever (A) all dividends on any cumulative Voting Parity Stock have been paid in full, (B) full dividends computed in accordance with Section 4(a)(iii) have been paid on the applicable Dividend Payment Dates on the Series L Preferred Stock for at least one year and (C) full dividends on any non-cumulative Voting Parity Stock then outstanding have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series L Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(c) Other Voting Rights.

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(i) So long as any shares of Series L Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series L Preferred Stock outstanding at the time (voting separately as a class): (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series L Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (B) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (B) above, so long as any shares of the Series L Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series L Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Stock or the holders thereof, and provided, further, that (A) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series L Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (B) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(ii) On any matter on which the holders of the Series L Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series L Preferred Stock shall have one vote per share.

(iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series L Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series L Preferred Stock to effect such redemption.

Section 8. Other Rights. The shares of Series L Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(n) Series M Preferred Stock. There shall be a series of the Preferred Stock with the following terms, preferences, limitations, and relative rights, in addition to those otherwise expressed in these Articles of Incorporation or any amendment thereto.

Section 1. Designation. The distinctive designation of such series is "Perpetual Preferred Stock, Series M" ("Series M Preferred Stock").

Section 2. Number of Shares. The total authorized number of shares of Series M Preferred Stock shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock that have not been designated as another series

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of Preferred Stock) or decreased (but not below the number of shares of Series M Preferred Stock then outstanding) by the Board of Directors.

Section 3. Definitions. As used herein with respect to the Series M Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate federal banking agency" with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act, as amended (12 U.S.C. § 1813(q)), or any successor provision.

"Business Day" means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

"Calculation Agent" means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as calculation agent for the Series M Preferred Stock during the Floating Rate Period (including any successor to such bank or other entity).

"Dividend Determination Date" means the second London Banking Day prior to the beginning of the Dividend Period.

"Dividend Parity Stock" has the meaning assigned to such term in Section 4(a)(iv)(B).

"Dividend Payment Date" has the meaning assigned to such term in Section 4(a)(i).

"Dividend Period" means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date (except that the first Dividend Period for the initial issuance of 5,000 Shares of Series M Preferred Stock shall commence upon (and include) December 15, 2019).

"Fixed Rate Period" means each Dividend Period from the first Dividend Period to, but excluding, December 15, 2027.

"Floating Rate Period" means each Dividend Period from December 15, 2027 to, and including, the redemption date of the Series M Preferred Stock, if any.

"Issue Date" means the initial date of delivery of shares of Series M Preferred Stock.

"Junior Stock" means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series M Preferred Stock has preference in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Liquidation Event" has the meaning assigned to such term in Section 6(a).

"London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

"Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock Directors" has the meaning assigned to such term in Section 7(b)(i).

"Regulatory Capital Event" means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United

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States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series M Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series M Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series M Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series M Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital rules of the Appropriate Federal Banking Agency as then in effect and applicable, for so long as any share of the Series M Preferred Stock is outstanding.

"Three Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page "LIBOR01" at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date, provided that:

(i) If no offered rate appears on Reuters screen page "LIBOR01" on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.

(ii) Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.

(iii) Otherwise, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such sources as it deems reasonable from which to estimate Three Month LIBOR or any of the foregoing lending rates, shall determine Three Month LIBOR for the relevant Dividend Period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(A) If the Calculation Agent determines on the relevant Dividend Determination Date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most

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comparable to such London interbank offered rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

(B) If the Calculation Agent has determined a substitute or successor base rate in accordance with foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of Business Day, the Dividend Determination Date and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of Three Month LIBOR for each Dividend Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

"Voting Parity Stock" has the meaning assigned to such term in Section 7(b)(i).

Section 4. Dividends.

(a) General.

(i) Dividend Payment Dates, Dividend Rate, Etc. Holders of Series M Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, or a duly authorized committee of the Board of Directors, but only out of funds legally available therefor, cash dividends at a rate equal to (A) 5.125% per annum for each Fixed Rate Period and (B) Three Month LIBOR plus a spread of 2.786% per annum, for each Floating Rate Period, in each case computed in accordance with Section 4(a)(iii) and payable (1) during the Fixed Rate Period, semi-annually, in arrears on June 15 and December 15 of each year, beginning on June 15, 2020 and ending on December 15, 2027 and (2) during the Floating Rate Period, quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year beginning on March 15, 2028 (each such date pursuant to clause (1) or clause (2), subject to adjustment as provided below, a "Dividend Payment Date"), to holders of record on the respective date fixed for that purpose by the Board of Directors or such committee in advance of payment of each particular dividend.

(ii) Business Day Convention. If a day on or before December 15, 2027 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series M Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series M Preferred Stock). If a day after December 15, 2027 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the Series M Preferred Stock, when, as and if declared, will be paid on such next succeeding Business Day.

(iii) Dividend Computation. The amount of the dividend computed per share of Series M Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of the dividend computed per share of Series M Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year.

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(iv) Priority Regarding Dividends.

(A) So long as any of the shares of the Series M Preferred Stock is outstanding, (1) no dividends shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other Junior Stock (other than (x) dividends payable in Junior Stock, (y) cash in lieu of fractional shares in connection with any such dividend, or (z) dividends in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under such plan), (2) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Junior Stock (other than (s) as a result of a reclassification of Junior Stock for or into other Junior Stock, (t) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (v) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Junior Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), and (3) the Corporation shall not purchase, redeem or otherwise acquire for consideration any Dividend Parity Stock other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series M Preferred Stock and such Dividend Parity Stock (except (s) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (t) the exchange or conversion of one share of Dividend Parity Stock for or into another share of Dividend Parity Stock, (u) through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Parity Stock, (v) purchases, redemptions or other acquisitions of shares of Dividend Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (w) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (x) the purchase of Dividend Parity Stock by an investment banking subsidiary of the Corporation in connection with the distribution thereof, (y) the purchase of Dividend Parity Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary, or (z) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) unless, in each of case (1), (2) or (3), on the payment date for such dividend, purchase, redemption, or other acquisition, (a) the

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Corporation shall not be in default on its obligation to redeem any of the shares of its Series M Preferred Stock called for redemption and (b) dividends in an amount computed in accordance with Section 4(a)(iii) for each share of Series M Preferred Stock as of the Dividend Payment Date for the then current Dividend Period have been paid or declared and funds set aside therefore.

(B) On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series M Preferred Stock and on any other class or series of Preferred Stock of the Corporation ranking on a parity with the Series M Preferred Stock as to payment of dividends (any such class or series being herein referred to as "Dividend Parity Stock"), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series M Preferred Stock and any Dividend Parity Stock shall be shared (1) first ratably by the holders of such shares, if any, who have the right to receive dividends with respect to dividend periods prior to the then current Dividend Period (which, to avoid doubt, shall not include the Series M Preferred Stock) but for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared or unpaid dividends relating to prior Dividend Periods, and (2) thereafter by the holders of shares of Series M Preferred Stock and Dividend Parity Stock on a *pro rata* basis.

Section 5. Redemption.

(a) Redemption.

(i) Subject to the further terms and conditions provided herein, the Corporation, at the option of the Board of Directors or a duly authorized committee of the Board of Directors, may, upon notice given as provided in Section 5(b), redeem shares of the Series M Preferred Stock at the time outstanding (A) in whole or in part on any Dividend Payment Date on or after the December 15, 2027 Dividend Payment Date or (B) in whole but not in part at any time within 90 days following a Regulatory Capital Event.

(ii) The redemption price per share of Series M Preferred Stock shall be cash in an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(iii) The Series M Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to redeem, repurchase or retire the Shares.

(b) Notice of Redemption. Notice of every redemption of shares of Series M Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series M Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series M Preferred Stock. Notwithstanding the foregoing, if the Series M Preferred Stock or any depositary shares representing interests in the Series M Preferred Stock are issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series M Preferred Stock at such time and in any manner permitted by such facility. Each notice shall state (i) the redemption date; (ii) the number of shares of Series M Preferred Stock to be redeemed and, if less than all the shares

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held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; and (iv) the place or places where the shares of Series M Preferred Stock are to be redeemed.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series M Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either *pro rata* or by lot. Subject to the provisions hereof, the Board of Directors or such committee shall have full power and authority to prescribe the terms and conditions upon which shares of Series M Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (each a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any other Junior Stock, the holders of Series M Preferred Stock shall be entitled to receive the following out of the net assets of the Corporation, for each share of Series M Preferred Stock: an amount equal to $100,000 plus an amount equal to any declared and unpaid dividends.

(b) Partial Payment. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in connection with a Liquidation Event to the holders of the Series M Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series M Preferred Stock as to the distribution of assets upon a Liquidation Event, then the assets available for distribution to holders of shares of the Series M Preferred Stock and each such other series of Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of the Series M Preferred Stock and each such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon the Liquidation Event.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Voting Rights.

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(a) General. The holders of Series M Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law.

(b) Right to Elect Two Directors Upon Non-Payment of Dividends.

(i) If and whenever dividends on Series M Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking on a parity with Series M Preferred Stock as to payment of dividends and having voting rights equivalent to those provided in this Section 7(b) for the Series M Preferred Stock (any such class or series being herein referred to as "Voting Parity Stock") have not been declared and paid in an aggregate amount, as to any such class or series, equal to at least six quarterly dividends (whether or not consecutive) computed in accordance with Section 4(a)(iii) in the case of the Series M Preferred Stock, and computed in accordance with the terms thereof in the case of any Voting Parity Stock, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series M Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock similarly entitled to vote for the election of a total of two additional directors, voting separately as a single class, shall be entitled to elect the two additional members of the Corporation's Board of Directors (the "Preferred Stock Directors") at any annual meeting of shareholders or any special meeting of the holders of Series M Preferred Stock and such Voting Parity Stock for which dividends have not been paid, called as hereinafter provided. The Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii) At any time after the voting power provided for in this Section 7 shall have been vested in the holders of Series M Preferred Stock and any Voting Parity Stock, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series M Preferred Stock and any class or series of Voting Parity Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of Series M Preferred Stock and such Voting Parity Stock having such voting rights, for the election of the Preferred Stock Directors, such call to be made by notice similar to that provided in the bylaws for a special meeting of the shareholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of Series M Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the shareholder records of the Corporation. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as below provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Directors or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series M Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class.

(iii) Whenever (A) all dividends on any cumulative Voting Parity Stock have been paid in full, (B) full dividends computed in accordance with Section 4(a)(iii) have been paid on the applicable Dividend Payment Dates on the Series M Preferred Stock for at least one year and (C) full dividends on any non-cumulative Voting Parity Stock then outstanding

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have been paid in accordance with the terms thereof for at least one year, then the right of the holders of Series M Preferred Stock and such Voting Parity Stock to elect such Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), and the terms of office of all Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(c) Other Voting Rights.

(i) So long as any shares of Series M Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series M Preferred Stock outstanding at the time (voting separately as a class): (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking senior to the Series M Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock of the Corporation into any such shares, or (B) amend, alter or repeal the provisions of these Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in clause (B) above, so long as any shares of the Series M Preferred Stock remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series M Preferred Stock, in each case taking into account that upon the occurrence of an event the Corporation may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Stock or the holders thereof, and provided, further, that (A) any increase in the amount of the authorized Common Stock or Preferred Stock or the creation or issuance of any Junior Stock or Preferred Stock ranking on a parity with the Series M Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, and (B) any change to the number of directors or number of classes of directors, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(ii) On any matter on which the holders of the Series M Preferred Stock shall be entitled to vote (as provided herein or by applicable law), including any action by written consent, each share of Series M Preferred Stock shall have one vote per share.

(iii) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series M Preferred Stock to effect such redemption.

Section 8. Other Rights. The shares of Series M Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation.

(o) Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock.

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Section 1. Designation. The designation of the series of preferred stock shall be Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series N Preferred Stock"). Each share of Series N Preferred Stock shall be identical in all respects to every other share of Series N Preferred Stock. Series N Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series N Preferred Stock shall be 68,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series N Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series N Preferred Stock.

Section 3. Definitions. As used herein with respect to Series N Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Winston-Salem, North Carolina.

"Calculation Agent" means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times on and after the Reset Dividend Determination Date when the Series N Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be the Corporation itself or a person or entity affiliated with the Corporation.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"First Reset Date" shall have the meaning set forth in Section 4(a) hereof.

"Five-Year U.S. Treasury Rate" means:

(i) The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days preceding the Reset Dividend Determination Date and appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated

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H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the Calculation Agent in its sole discretion.

(ii) If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year U.S. Treasury Rate, shall determine the Five-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may adjust the spread and may determine the Business Day convention, the definition of business day and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Five-Year U.S. Treasury Rate shall be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Reset Date. If the Five-Year U.S. Treasury Rate for any Dividend Period cannot be determined pursuant to the methods described in clauses (i) and (ii) above, such Five-Year U.S. Treasury Rate will be the same as the dividend rate determined for the immediately preceding Dividend Period.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series N Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks equally with the Series N Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock, Series G Non-Cumulative Perpetual Preferred Stock and Series H Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock, Series G Non-Cumulative Perpetual Preferred Stock and Series H Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock, Series E Non-Cumulative Perpetual Preferred Stock, Series F Non-Cumulative Perpetual Preferred Stock, Series G Non-Cumulative Perpetual Preferred Stock and Series H Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series N Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change (including any prospective change) in, the laws, rules or regulations of the United States or any political subdivision of or in the United States

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that is enacted or becomes effective after the initial issuance of any share of Series N Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series N Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series N Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series N Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series N Preferred Stock is outstanding.

"Reset Date" means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for Business Days.

"Reset Dividend Determination Date" means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

"Reset Period" means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

"Series N Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series N Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series N Preferred Stock. Commencing on March 1, 2020, these dividends will be payable semi-annually in arrears on each March 1 and September 1; *provided*, *however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series N Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series N Preferred Stock will accrue on the liquidation preference of $25,000 per share: (i) from the date of original issue to, but excluding, September 1, 2024 (the "First Reset Date"), at a fixed rate *per annum* equal to 4.800% and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 3.003%. The record date for payment of dividends on the Series N Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series N Preferred Stock shall not be declared, paid or set aside for payment to the

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extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series N Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series N Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series N Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series N Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series N Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series N Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series N Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series N Preferred Stock and any Parity Stock, all dividends declared upon shares of Series N Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series N Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series N Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series N Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series N Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series N Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the

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assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Distributions will be made only to the extent of the Corporation's assets that are available after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series N Preferred Stock (*pro rata* as to the Series N Preferred Stock and any other shares of our stock ranking equally as to such distributions). The holder of Series N Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series N Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series N Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series N Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series N Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series N Preferred Stock is perpetual and has no maturity date. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series N Preferred Stock on September 1, 2024, or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series N Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid to, but excluding, the date of redemption (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series N Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series N Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the

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holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 10 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series N Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series N Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series N Preferred Stock. Each notice shall state (i) the date of redemption; (ii) the number of shares of Series N Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of redemption.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series N Preferred Stock at the time outstanding, the shares of Series N Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series N Preferred Stock in proportion to the number of Series N Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series N Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such date of redemption, and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the date of redemption from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

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Section 7. Voting Rights. The holders of Series N Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series N Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series N Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series N Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series N Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series N Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series N Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series N Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series N Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series N Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series N Preferred Stock as to payment of dividends is a "Preferred Director."

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(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series N Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series N Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series N Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series N Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series N Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two directors to the Board of Directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series N Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series N Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series N Preferred Stock and any other class or series of preferred stock that ranks on parity with Series N Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series N Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series N Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

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Section 8. Conversion. The holders of Series N Preferred Stock shall not have any rights to convert such Series N Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series N Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series N Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series N Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided*, *however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series N Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series N Preferred Stock are not subject to the operation of a sinking fund.

(p) Series O Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series O Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series O Preferred Stock"). Each share of Series O Preferred Stock shall be identical in all respects to every other share of Series O Preferred Stock. Series O Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series O Preferred Stock shall be 23,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series O Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series O Preferred Stock.

Section 3. Definitions. As used herein with respect to Series O Preferred Stock:

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"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Rate" means a rate per annum equal to 5.25%.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series O Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks equally with the Series O Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; and Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; and Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; and Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series O Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change (including any prospective change) in, the

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laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series O Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series O Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series O Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series O Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series O Preferred Stock is outstanding.

"Series O Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series O Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series O Preferred Stock. Commencing on September 1, 2020, these dividends will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1 of each year; *provided, however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series O Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series O Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate equal to the Dividend Rate. The record date for payment of dividends on the Series O Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series O Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series O Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series O Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series O Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to

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Series O Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series O Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series O Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series O Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series O Preferred Stock and any Parity Stock, all dividends declared upon shares of Series O Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series O Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series O Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series O Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series O Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series O Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Distributions will be made (i) only to the extent of the Corporation's assets that are available after satisfaction of liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Series O Preferred Stock and (iii) *pro rata* as to the Series O Preferred Stock and any Parity Stock. The holder of Series O Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

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(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series O Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series O Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series O Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series O Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series O Preferred Stock is perpetual and has no maturity date. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series O Preferred Stock on June 1, 2025, or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series O Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid to, but excluding, the date of redemption (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series O Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series O Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series O Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series O Preferred Stock designated for redemption

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shall not affect the validity of the proceedings for the redemption of any other shares of Series O Preferred Stock. Each notice shall state (i) the date of redemption; (ii) the number of shares of Series O Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of redemption.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series O Preferred Stock at the time outstanding, the shares of Series O Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series O Preferred Stock in proportion to the number of Series O Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series O Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such date of redemption, and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the date of redemption from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series O Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series O Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which

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will materially and adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series O Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series O Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series O Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series O Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series O Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series O Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series O Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two additional directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series O Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series O Preferred Stock as to payment of dividends is a "Preferred Director."

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series O Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series O Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series O Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the

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holders of Series O Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series O Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two additional directors to the Board of Directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series O Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series O Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series O Preferred Stock and any other class or series of preferred stock that ranks on parity with Series O Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series O Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series O Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series O Preferred Stock shall not have any rights to convert such Series O Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series O Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to

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the Series O Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series O Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided, however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series O Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series O Preferred Stock are not subject to the operation of a sinking fund.

(q) Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series P Preferred Stock"). Each share of Series P Preferred Stock shall be identical in all respects to every other share of Series P Preferred Stock. Series P Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series P Preferred Stock shall be 40,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series P Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series P Preferred Stock.

Section 3. Definitions. As used herein with respect to Series P Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina.

"Calculation Agent" means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times on and after the Reset Dividend Determination Date when the Series P Preferred Stock is outstanding, a person or entity appointed

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and serving as such agent. The Calculation Agent may be the Corporation itself or a person or entity affiliated with the Corporation.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"First Reset Date" shall have the meaning set forth in Section 4(a) hereof.

"Five-Year U.S. Treasury Rate" means:

(i) The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days preceding the Reset Dividend Determination Date and appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the Calculation Agent in its sole discretion.

(ii) If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year U.S. Treasury Rate, shall determine the Five-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may adjust the spread and may determine the Business Day convention, the definition of business day and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Five-Year U.S. Treasury Rate shall be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Reset Date. If the Five-Year U.S. Treasury Rate for any Dividend Period cannot be determined pursuant to the methods described in clauses (i) and (ii) above, such Five-Year U.S. Treasury Rate will be the same as the dividend rate determined for the immediately preceding Dividend Period.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series P Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks equally with the Series P Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock;

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Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; and Series O Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; and Series O Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; and Series O Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series P Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change (including any prospective change) in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series P Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series P Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series P Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series P Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series P Preferred Stock is outstanding.

"Reset Date" means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for Business Days.

"Reset Dividend Determination Date" means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

"Reset Period" means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

"Series P Preferred Stock" shall have the meaning set forth in Section 1 hereof.

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Section 4. Dividends.

(a) Rate. Holders of Series P Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series P Preferred Stock. Commencing on December 1, 2020, these dividends will be payable semi-annually in arrears on each June 1 and December 1 of each year; *provided, however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series P Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series P Preferred Stock will accrue on the liquidation preference of $25,000 per share: (i) from the date of original issue to, but excluding, December 1, 2025 (the "First Reset Date"), at a fixed rate per annum equal to 4.950% and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.605%. The record date for payment of dividends on the Series P Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series P Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series P Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series P Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series P Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series P Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series P Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise

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acquired for consideration by the Corporation other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series P Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series P Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series P Preferred Stock and any Parity Stock, all dividends declared upon shares of Series P Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series P Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series P Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series P Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series P Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series P Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Distributions will be made (i) only to the extent of the Corporation's assets that are available after satisfaction of liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Series P Preferred Stock and (iii) *pro rata* as to the Series P Preferred Stock and any Parity Stock. The holder of Series P Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series P Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series P Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series P Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series P Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

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(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series P Preferred Stock is perpetual and has no maturity date. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series P Preferred Stock during the three-month period prior to, and including, each Reset Date, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series P Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid to, but excluding, the date of redemption (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series P Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series P Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least five days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series P Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series P Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series P Preferred Stock. Each notice shall state (i) the date of redemption; (ii) the number of shares of Series P Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of redemption.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series P Preferred Stock at the time outstanding, the shares of Series P Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series P Preferred Stock in proportion to the number of Series P Preferred Stock held by such holders or by lot. Subject to the

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provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series P Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such date of redemption, and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the date of redemption from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series P Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series P Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series P Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series P Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series P Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series P Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series P Preferred Stock and all other

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Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series P Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series P Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series P Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series P Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two additional directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series P Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series P Preferred Stock as to payment of dividends is a "Preferred Director."

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series P Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series P Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series P Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series P Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series P Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two additional directors to the Board of Directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series P Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The

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Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series P Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series P Preferred Stock and any other class or series of preferred stock that ranks on parity with Series P Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series P Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series P Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series P Preferred Stock shall not have any rights to convert such Series P Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series P Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series P Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series P Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided, however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series P Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by

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the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series P Preferred Stock are not subject to the operation of a sinking fund.

(r) Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be 5.100% Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series Q Preferred Stock"). Each share of Series Q Preferred Stock shall be identical in all respects to every other share of Series Q Preferred Stock. Series Q Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series Q Preferred Stock shall be 40,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series Q Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series Q Preferred Stock.

Section 3. Definitions. As used herein with respect to Series Q Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina.

"Calculation Agent" means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times on and after the Reset Dividend Determination Date when the Series Q Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be the Corporation itself or a person or entity affiliated with the Corporation.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"First Reset Date" shall have the meaning set forth in Section 4(a) hereof.

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"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series Q Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks equally with the Series Q Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock; and 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock and 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock and 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series Q Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change (including any prospective change) in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series Q Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series Q Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series Q Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series Q Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking

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Agency) as then in effect and applicable, for so long as any share of Series Q Preferred Stock is outstanding.

"Reset Date" means the First Reset Date and each date falling on the tenth anniversary of the preceding Reset Date. Reset Dates, including the First Reset Date, will not be adjusted for Business Days.

"Reset Dividend Determination Date" means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.

"Reset Period" means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

"Series Q Preferred Stock" shall have the meaning set forth in Section 1 hereof.

"Ten-Year U.S. Treasury Rate" means:

(i) The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for ten-year maturities, for the five Business Days preceding the Reset Dividend Determination Date and appearing under the caption "Treasury Constant Maturities" in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the Calculation Agent in its sole discretion.

(ii) If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Ten-Year U.S. Treasury Rate, shall determine the Ten-Year U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may adjust the spread and may determine the Business Day convention, the definition of business day and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Ten-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Ten-Year U.S. Treasury Rate shall be determined by the Calculation Agent on the third Business Day immediately preceding the applicable Reset Date. If the Ten-Year U.S. Treasury Rate for any Dividend Period cannot be determined pursuant to the methods described in clauses (i) and (ii) above, such Ten-Year U.S. Treasury Rate will be the same as the dividend rate determined for the immediately preceding Dividend Period.

Section 4. Dividends.

(a) Rate. Holders of Series Q Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series Q Preferred

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Stock. Commencing on March 1, 2021, these dividends will be payable semi-annually in arrears on each March 1 and September 1 of each year; *provided, however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series Q Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series Q Preferred Stock will accrue on the liquidation preference of $25,000 per share: (i) from the date of original issue to, but excluding, September 1, 2030 (the "First Reset Date"), at a fixed rate per annum equal to 5.100% and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Ten-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.349%. The record date for payment of dividends on the Series Q Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series Q Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series Q Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series Q Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series Q Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Q Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series Q Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series Q Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series Q Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series Q Preferred Stock and any Parity Stock, all dividends declared

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upon shares of Series Q Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series Q Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series Q Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series Q Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series Q Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Q Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Distributions will be made (i) only to the extent of the Corporation's assets that are available after satisfaction of liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Series Q Preferred Stock and (iii) *pro rata* as to the Series Q Preferred Stock and any Parity Stock. The holder of Series Q Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series Q Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Q Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series Q Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series Q Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be

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deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series Q Preferred Stock is perpetual and has no maturity date. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series Q Preferred Stock during the six-month period prior to, and including, each Reset Date, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series Q Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid to, but excluding, the date of redemption (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series Q Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series Q Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least five days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series Q Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series Q Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Q Preferred Stock. Each notice shall state (i) the date of redemption; (ii) the number of shares of Series Q Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of redemption.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series Q Preferred Stock at the time outstanding, the shares of Series Q Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series Q Preferred Stock in proportion to the number of Series Q Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Q Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro*

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rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such date of redemption, and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the date of redemption from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series Q Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series Q Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series Q Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series Q Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series Q Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series Q Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series Q Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series Q Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

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(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series Q Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series Q Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series Q Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two additional directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series Q Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series Q Preferred Stock as to payment of dividends is a "Preferred Director."

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series Q Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series Q Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series Q Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series Q Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series Q Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two additional directors to the Board of Directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series Q Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series Q Preferred Stock (together

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with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series Q Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Q Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series Q Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series Q Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series Q Preferred Stock shall not have any rights to convert such Series Q Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series Q Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series Q Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series Q Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided, however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series Q Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series Q Preferred Stock are not subject to the operation of a sinking fund.

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(s) Series R Non-Cumulative Perpetual Preferred Stock.

Section 1. Designation. The designation of the series of preferred stock shall be Series R Non-Cumulative Perpetual Preferred Stock (hereinafter referred to as the "Series R Preferred Stock"). Each share of Series R Preferred Stock shall be identical in all respects to every other share of Series R Preferred Stock. Series R Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series R Preferred Stock shall be 37,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series R Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of articles pursuant to the provisions of the North Carolina Business Corporation Act stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series R Preferred Stock.

Section 3. Definitions. As used herein with respect to Series R Preferred Stock:

"Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina.

"Depositary Company" shall have the meaning set forth in Section 6(d) hereof.

"Dividend Payment Date" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Period" shall have the meaning set forth in Section 4(a) hereof.

"Dividend Rate" means a rate per annum equal to 4.75%.

"DTC" means The Depository Trust Company, together with its successors and assigns.

"Federal Reserve" means the Board of Governors of the Federal Reserve System.

"Junior Stock" means the Corporation's common stock and any other class or series of stock of the Corporation hereafter authorized over which Series R Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Parity Stock" means any other class or series of stock of the Corporation that ranks equally with the Series R Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation and includes, without limitation, the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset

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Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock; 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock and 5.100% Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock for so long as (i) any Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock; 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock and 5.100% Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock is outstanding and (ii) the terms of the Series D Non-Cumulative Perpetual Preferred Stock; Series E Non-Cumulative Perpetual Preferred Stock; Series F Non-Cumulative Perpetual Preferred Stock; Series G Non-Cumulative Perpetual Preferred Stock; Series H Non-Cumulative Perpetual Preferred Stock; Perpetual Preferred Stock, Series I; Perpetual Preferred Stock, Series J; Perpetual Preferred Stock, Series K; Perpetual Preferred Stock, Series L; Perpetual Preferred Stock, Series M; 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock; Series O Non-Cumulative Perpetual Preferred Stock; 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock and 5.100% Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock have not been amended to provide otherwise subsequent to the effective date of the Articles of Amendment that initially established the Series R Preferred Stock.

"Preferred Director" shall have the meaning set forth in Section 7(c)(i) hereof.

"Redemption Price" shall have the meaning set forth in Section 6(a) hereof.

"Regulatory Capital Treatment Event" means the Corporation's determination, in good faith, that, as a result of (i) any amendment to, or change (including any prospective change) in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series R Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series R Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series R Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series R Preferred Stock then outstanding as "tier 1 capital" (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series R Preferred Stock is outstanding.

"Series R Preferred Stock" shall have the meaning set forth in Section 1 hereof.

Section 4. Dividends.

(a) Rate. Holders of Series R Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series R Preferred

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Stock. Commencing on December 1, 2020, these dividends will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1 of each year; *provided, however*, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay) (each such day on which dividends are payable a "Dividend Payment Date"). The period from and including the date of issuance of the Series R Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a "Dividend Period." Dividends on each share of Series R Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate equal to the Dividend Rate. The record date for payment of dividends on the Series R Preferred Stock shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation. The amount of dividends payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding any other provision hereof, dividends on the Series R Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

(b) Non-Cumulative Dividends. Dividends on shares of Series R Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series R Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall not accrue or be payable for such Dividend Period and the Corporation shall have no obligation to pay, and the holders of Series R Preferred Stock shall have no right to receive, dividends for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series R Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series R Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to *pro rata* offers to purchase all, or a *pro rata* portion, of the Series R Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series R Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. When dividends are not paid in full upon the shares of Series R Preferred Stock and any Parity Stock, all dividends declared upon shares of Series R Preferred Stock and any Parity Stock shall be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on Series R Preferred Stock, and accrued dividends,

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including any accumulations, on Parity Stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of Series R Preferred Stock that may be in arrears. If the Board of Directors of the Corporation determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide, or cause to be provided, written notice to the holders of the Series R Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series R Preferred Stock or Parity Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series R Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Distributions will be made (i) only to the extent of the Corporation's assets that are available after satisfaction of liabilities to creditors, (ii) subject to the rights of holders of any securities ranking senior to the Series R Preferred Stock and (iii) *pro rata* as to the Series R Preferred Stock and any Parity Stock. The holder of Series R Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any authorized, declared and unpaid dividends to all holders of Series R Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series R Preferred Stock and to the holders of all Parity Stock shall be *pro rata* in accordance with the respective aggregate liquidation preferences plus any authorized, declared and unpaid dividends of Series R Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any authorized, declared and unpaid dividends has been paid in full to all holders of Series R Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

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Section 6. Redemption.

(a) Optional Redemption. The Series R Preferred Stock is perpetual and has no maturity date. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem in whole or in part the shares of Series R Preferred Stock on September 1, 2025, or on any Dividend Payment Date thereafter, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series R Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid to, but excluding, the date of redemption (the "Redemption Price"). Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may provide notice of intent to redeem, as provided in Section (b) below, all (but not less than all) of the shares of Series R Preferred Stock at the time outstanding at the Redemption Price applicable on such date of redemption.

(b) Notice of Redemption. Notice of every redemption of shares of Series R Preferred Stock shall be either (1) mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation or (2) transmitted by such other method approved by the Depositary Company, in its reasonable discretion, to the holders of record of such shares to be redeemed. Such mailing or transmittal shall be at least 30 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Series R Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC. Any notice mailed or transmitted as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail or other transmission, or any defect in such notice or in the mailing or transmittal thereof, to any holder of shares of Series R Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series R Preferred Stock. Each notice shall state (i) the date of redemption; (ii) the number of shares of Series R Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder; (iii) the Redemption Price; (iv) the place or places where such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the date of redemption.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series R Preferred Stock at the time outstanding, the shares of Series R Preferred Stock to be redeemed shall be selected either *pro rata* from the holders of record of Series R Preferred Stock in proportion to the number of Series R Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series R Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date of redemption specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the *pro rata* benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors

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(the "Depositary Company") in trust for the *pro rata* benefit of the holders of the shares called for redemption, then, notwithstanding that any share so called for redemption has not been surrendered for cancellation, on and after the date of redemption all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such date of redemption, and all rights with respect to such shares shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the date of redemption from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights. The holders of Series R Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law and except that:

(a) Supermajority Voting Rights—Amendments. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series R Preferred Stock at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the articles of incorporation or of any articles amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of preferred stock) which will materially and adversely affect the powers, preferences, privileges or rights of the Series R Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series R Preferred Stock or authorized preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series R Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series R Preferred Stock.

(b) Supermajority Voting Rights—Priority. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series R Preferred Stock and all other Parity Stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of the Series R Preferred Stock and all other Parity Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

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(c) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series R Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series R Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(c) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series R Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two additional directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series R Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series R Preferred Stock as to payment of dividends is a "Preferred Director."

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of shareholders or any special meeting of the holders of Series R Preferred Stock and any other class or series of the Corporation's stock that ranks on parity with Series R Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(c)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series R Preferred Stock (addressed to the secretary at the Corporation's principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of Series R Preferred Stock, and any other class or series of preferred stock that ranks on parity with Series R Preferred Stock as to payment of dividends and for which dividends have not been paid, for the election of the two additional directors to the Board of Directors to be elected by them as provided in Section 7(c)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice for Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation's by-laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series R Preferred Stock may (at the Corporation's expense) call such meeting, upon notice as provided in this Section 7(c)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation's shareholders unless they have been previously terminated or removed pursuant to Section 7(c)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series R Preferred Stock (together

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with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the shareholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series R Preferred Stock and any other class or series of preferred stock that ranks on parity with Series R Preferred Stock as to payment of dividends, if any, for at least four consecutive Dividend Periods, then the right of the holders of Series R Preferred Stock to elect such additional two directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the Corporation's board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series R Preferred Stock (together with holders of any other class of the Corporation's authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(c).

Section 8. Conversion. The holders of Series R Preferred Stock shall not have any rights to convert such Series R Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series R Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or, subject to the voting rights granted in Section 7(b), any class of securities ranking senior to the Series R Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series R Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; *provided, however*, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series R Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12. No Sinking Fund. Shares of Series R Preferred Stock are not subject to the operation of a sinking fund.

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ARTICLE V

Each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article V: (a) a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director; provided that neither abstentions nor broker non-votes will be deemed to be votes "for" or "against" a director's election; and (b) a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected and the excess number is the result of a timely nomination by a shareholder or shareholders in accordance with Article II, Section 10 of the Bylaws, as determined by the Secretary of the Corporation as of the close of the applicable notice of nomination period set forth in said Article II, Section 10. The number and term of directors of the Corporation and the filling of any vacancy occurring in the Board of Directors shall be fixed by or in accordance with the Bylaws.

ARTICLE VI

In addition to the general powers granted corporations under the laws of the State of North Carolina, the Corporation shall have full power and authority to do the following:

(a) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities, of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares of any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of the Corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(b) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of North Carolina or any other state, territory or country; and to operate, manage and control such properties, or any of them either in the name of such other corporation or corporations or in the name of the Corporation, and while the owners of any of said shares of capital stock to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

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(c) To promote or aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by the Corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other act or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(d) To acquire by purchase, subscription, exchange, or in any other lawful manner, and to hold, receive, use, mortgage, pledge, sell, assign, transfer, exchange, dispose of, and otherwise deal in and with securities (which term, for the purpose of this Article VI, includes, without limitation of the generality thereof, shares of stock, other shares, bonds, debentures, notes, mortgages, or other obligations, and certificates, receipts, warrants, or other instruments representing rights or options to receive, purchase or subscribe for any of the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, trusts, partnerships, corporations, joint ventures, syndicates, or governments or subdivisions thereof; to pay for securities (as defined in this Article VI) (i) in cash, (ii) by exchange of shares of stock, bonds, or other evidences of indebtedness of the Corporation for such securities acquired, (iii) in cash and by such exchange of shares of stock, bonds or evidences of indebtedness, or (iv) in any other lawful manner; and to exercise, as owner or holder of any such securities as herein defined, any and all rights, powers and privileges in respect thereof.

ARTICLE VII

No holder of: (a) any shares of stock of any class of the Corporation, common or preferred, or (b) any options, rights or warrants to purchase any stock, or (c) any shares or obligations convertible into shares of any class shall be entitled as of right as such holder to purchase or to subscribe for any unissued shares of any class nor any increased shares to be issued by reason of any increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock of the Corporation or carrying any right to purchase shares of stock of any class, whether now or hereafter authorized; and no such holder shall have any preemptive or preferential right to purchase or to subscribe for any unissued, additional or increased shares or any such bonds, certificates of indebtedness, debentures or other securities; but any such unissued, additional or increased shares of stock, and any such bonds, certificates of indebtedness, debentures or other securities convertible into shares of stock or carrying any right to purchase shares may be issued, sold, exchanged or disposed of from time to time by authority of the Board of Directors of the Corporation to such persons, firms, or corporations and for such consideration and upon such terms as the Board of Directors in the exercise of its discretion shall from time to time determine and deem advisable.

ARTICLE VIII

The Board of Directors of the Corporation shall have power by vote of a majority of the directors then holding office and without the assent or vote of the shareholders to adopt, make, alter, amend and rescind the Bylaws of the Corporation.

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ARTICLE IX

To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his duty as a director. Any repeal or modification of this Article IX shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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Exhibit 3 to Form T-1

EXHIBIT 4 TO FORM T-1

BYLAWS OF TRUIST BANK

As Amended and Restated, Effective December 7, 2019

ARTICLE I

Offices

1. Principal Office: The principal office of Truist Bank (the “bank”) shall be located at 214 N. Tryon Street, Charlotte, North Carolina, or at such other place as the Board of Directors may fix from time to time.

2. Registered Office: The bank shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

3. Other Offices: The bank may have offices at such other places as the Board of Directors may from time to time determine, or as the affairs of the bank may require.

ARTICLE II

Meetings of Sole Shareholder

1. Place of Meetings: All meetings of the bank’s sole shareholder, Truist Financial Corporation, shall be held at the principal office of the bank, or at such other place, either within or without the State of North Carolina, as shall, in each case, be fixed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

2. Annual Meetings: The annual meeting of the bank’s sole shareholder shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4. Special Meetings: Except as otherwise provided by any applicable law, special meetings of the bank’s sole shareholder may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the bank.

5. Notice of Meetings; Waiver:

(a) Written, printed or electronically transmitted notice of a meeting stating the date, time and place of the meeting shall be delivered to the bank’s sole shareholder not fewer than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

(b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) The bank’s sole shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the bank for inclusion in the minutes or filing with the corporate records. Attendance at a meeting by the sole shareholder waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

6. Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the bank’s sole shareholder.

7. Action without Meeting: Any action that is required or permitted to be taken at a meeting of the sole shareholder may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by the sole shareholder, and delivered to the bank for inclusion in the minutes or filing with the corporate records.

8. Conduct of Meetings:

(a) Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the bank shall act as chairman at all meetings of the sole shareholder and the Secretary or an Assistant Secretary of the bank shall act as secretary at all meetings of sole shareholder.

(b) The Board of Directors or, in its absence, the chairman of the meeting may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of the sole shareholder as the Board or the chairman, as the case may be, shall deem necessary, appropriate or convenient.

ARTICLE III

Directors

1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business, affairs and operations of the bank shall be managed by or under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation or bylaws.

2. Number, Term, and Qualification: The Board shall consist of not less than five nor more than thirty members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the sole shareholder. Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualified. Unless otherwise permitted by applicable law, not less than three-fourths of the directors shall be citizens of the United States of America and satisfy the eligibility requirements for bank directors imposed by federal law and Chapter 53C of the North Carolina General Statutes or any successor thereto. In addition, a director must do either of the following: (i) appoint an agent in Wake County, North Carolina, for service of process; or (ii) consent, on a form satisfactory to the North Carolina Commissioner of Banks, to the following: that the North Carolina Commissioner of Banks may serve as the director’s agent for service of process and that the director consents to jurisdiction in Wake County, North Carolina, but only for purposes of any action or proceeding brought by the North Carolina Commissioner of Banks.

3. Election of Directors: Except as provided in Section 5 of this Article, directors shall be elected by the sole shareholder of the bank.

4. Removal: Any director may be removed from office by the bank’s sole shareholder with or without cause.

5. Vacancies: A vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors. The bank’s sole shareholder may elect a director at any time to fill a vacancy not filled by the directors. In addition, at any meeting of the sole shareholder, the shareholder may authorize not more than two additional directorships which may be left unfilled to be filled in the discretion of the Board during the interval between shareholders’ meetings. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

6. Compensation: The Board of Directors may compensate non-management directors for their services as such and may provide for the payment of expenses incurred by all directors, as appropriate, in connection with such services.

7. Director Retirement: A director, upon reaching age seventy-five, shall retire as a director effective as of the end of that calendar year without any further action by the sole shareholder or the Board of Directors.

8. Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the bank. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board.

9. Executive Committee: The Board of Directors shall appoint an Executive Committee composed of not less than three members of the Board. The Executive Committee shall have such powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board of Directors, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board of Directors in the management of the business affairs and operations of the bank.

10. Audit Committee: The Board of Directors shall appoint an Audit Committee, composed solely of not less than three independent directors. Members of the Audit Committee shall be elected by a majority of the Board and in compliance with Section 363 of the Federal Deposit Insurance Corporation Rules and Regulations. The Audit Committee shall have such powers and duties as may be stated in its charter or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

11. Other Committees: The Board of Directors may appoint such other committees of the Board (including a Trust Committee, a Compensation Committee, a Risk Committee and a Loan Committee) as: (i) the Board shall deem appropriate for the safe and sound operation of the bank in a manner consistent with applicable law and regulations; (ii) as required by the North Carolina Commissioner of Banks; or (iii) as may be required by applicable law. Members of such committees shall be elected by a majority of the Board. Each committee shall have a minimum of three members. Each such committee shall have such powers and duties as may be stated in such committee’s charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

12. Advisory Directors: The Board of Directors may also appoint local advisory directors as it deems useful to the business of the bank; provided, however that the local advisory directors shall in no way be deemed to be directors serving on the Board of Directors.

13. General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

14. CEO and Chairman Position and Succession; Board Composition; Headquarters.

(a) The Board of Directors has resolved that, effective as of the effective time (the “Effective Time”) of the Bank Merger (for all purposes of this Section 14, as defined in the Agreement and Plan of Merger, dated as of February 7, 2019, as amended June 14, 2019, by and between BB&T Corporation (the “corporation”) and SunTrust Banks, Inc. (“SunTrust”), as the same may be amended from time to time (the “Merger Agreement”)), Mr. Kelly S. King shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the bank and Mr. William H. Rogers, Jr. shall become the President and Chief Operating Officer of the bank. The Board of Directors has further resolved that (i) Mr. Rogers shall be the successor to Mr. King as the Chief Executive Officer of the bank, with such succession to become effective on September 12, 2021 or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chief Executive Officer of the bank (the date of such corporation succession, the “CEO Succession Date”); (ii) subject to Mr. King’s death, resignation or disqualification, from the CEO Succession Date through March 12, 2022, Mr. King shall serve as Executive Chairman of the bank; (iii) Mr. Rogers shall be the successor to Mr. King as the Chairman of the Board of Directors of the bank, with such succession to become effective on March 12, 2022, or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chairman of the Board of Directors of the bank (the date of such corporation succession, the “Chairman Succession Date”); and (iv) subject to Mr. King’s death, resignation or disqualification, from the Chairman Succession Date until September 12, 2022, Mr. King shall serve as a consultant to the bank. The corporation may enter into or amend appropriate agreements or arrangements with Mr. King and Mr. Rogers in connection with the subject matter of this Article III, Section 14(a) (any such agreement or arrangement, as may be amended, supplemented or modified from time to time, an “Employment Agreement”).

(b) (i) Prior to the date that is the third (3rd) anniversary of the Effective Time (such date, the “Expiration Date”), the removal of Mr. Rogers from, or the failure to appoint or re-elect Mr. Rogers to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. Rogers at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. Rogers, (ii) prior to the Expiration Date, the removal of Mr. King from, or the failure to appoint or re-elect Mr. King to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. King at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. King, (iii) prior to the Expiration Date, any determination not to nominate Mr. Rogers as a director of the bank or (iv) any determination not to nominate Mr. King as a director of the bank for each term of service of directors beginning at any time prior to December 31, 2023, shall each require the affirmative vote of at least 75% of the full Board of Directors.

(c) Effective as of the Effective Time, the Board of Directors shall be comprised of eleven (11) Continuing SunTrust Directors, including the Chief Executive Officer of SunTrust as of immediately prior to the Effective Time, and eleven (11) Continuing BB&T Directors, including the Chief Executive Officer of the corporation as of immediately prior to the Effective time. From and after the Effective Time through the Expiration Date: (i) the number of directors that comprises the full Board of Directors shall each be twenty-two (22); and (ii) no vacancy on the Board of Directors created by the cessation of service of a director shall be filled by the Board of Directors and the Board of Directors shall not nominate any individual to fill such vacancy, unless (x) such individual would be an independent director of the bank, (y) in the case of a vacancy created by the cessation of service of a Continuing SunTrust Director, not less than a majority of the Continuing SunTrust Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing BB&T Directors shall vote to approve the appointment or nomination (as applicable) of such individual, and (z) in the case of a vacancy created by the cessation of service of a Continuing BB&T Director, not less than a majority of the Continuing BB&T Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing SunTrust Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided, that any such appointment or nomination pursuant to clause (y) or (z) shall be made in accordance with applicable law and the rules of the New York Stock Exchange (or other national securities exchange on which the corporation’s securities are listed). For purposes of this Article III, Section 14, the terms “Continuing SunTrust Directors” and “Continuing BB&T Directors” shall mean, respectively, the directors of the corporation and SunTrust who were selected to be directors of the corporation and Truist Bank by SunTrust or the corporation, as the case may be, as of the Effective Time, pursuant to Section 6.12(a) of the Merger Agreement, and any directors of the bank who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing SunTrust Director or a Continuing BB&T Director, as applicable, pursuant to this Article III, Section 14(c).

(d) (i) The headquarters of the bank shall be located in Charlotte, North Carolina; (ii) the hub for the bank’s wholesale business shall be located in Atlanta, Georgia; (iii) the hub for the bank’s consumer and community banking business shall be located in Winston-Salem, North Carolina; and (iv) the hub for the bank’s technology and innovation operations shall be located in Charlotte, North Carolina.

(e) In the event of any inconsistency between any provision of this Article III, Section 14 and any other provision of these bylaws or the bank’s other constituent documents, the provisions of this Article III, Section 14 shall control. The provisions of Article III, Section 14(d)(i) and this second sentence of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors and solely in connection with the corporation’s entry into or consummation of a business combination transaction with another corporation (i) in which the corporation merges with and into such other corporation, (ii) which is a merger of equals or (iii) as a result of which the shareholders of the corporation prior to the effective time of the business combination hold less than 60% of the outstanding common stock of the surviving entity in such business combination. The first and third sentences of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until December 31, 2023, the provisions of Article III, Section 14(b)(iv) and this fourth sentence of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until the Expiration Date, the provisions of this Article III, Section 14 (other than Section 14(b)(iv), Section 14(d)(i) and the first four sentences of this Section 14(e), which are subject to the standards set forth in the preceding sentences) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by an affirmative vote of at least 75% of the full Board of Directors.

ARTICLE IV

Meetings of Directors

1. Regular Meetings: Regular meetings of the Board of Directors and the committees thereof may be held without notice of the date, time, place or purpose of the meeting, either inside or outside the State of North Carolina, as the Board of Directors shall determine in accordance with North Carolina law. Minutes of all board and committee meetings, regular or special, shall be kept and maintained by the bank, and all such minutes shall be submitted to the Board for its review at or prior to its next meeting and for approval at such meeting as required by applicable law.

2. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the bank, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

3. Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

4. Quorum: Unless the articles of incorporation, the bylaws or applicable law require a greater number, a majority of the number of directors prescribed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or, if no number is so prescribed, a majority of directors in office immediately before the meeting shall constitute a quorum.

5. Adjournment: Any duly convened regular or special meeting may be adjourned to a later date or time without further notice.

6. Manner of Acting: Except as otherwise provided by applicable law or in the articles of incorporation or bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7. Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting;

(ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

8. Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means.

9. Attendance by Electronic, Telephonic or Similar Means: Except as otherwise provided by applicable law or the Board or in the articles of incorporation or bylaws, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

1. Title and Number: The officers of the bank may consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, a Chief Risk Officer, a Secretary, a Treasurer, a Controller, and one or more Corporate Executive Vice Presidents, Senior Executive Vice Presidents, Regional Presidents, and Executive Vice Presidents, as the Board of Directors may from time to time elect. The Chief Executive Officer may also appoint other officers, including such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as deemed appropriate. The Chief Executive Officer may delegate the authority to appoint officers to other officers of the Bank. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

2. Election and Term: The officers of the bank shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

3. Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

4. Compensation: The compensation of all officers of the bank shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

5. Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the bank, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer or as prescribed by the Board and shall, subject to the direction and control of the Board, supervise, direct and control the management of the bank in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Article III, Section 8.

6. Other Officers: Each officer other than the Chief Executive Officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board, a duly designated committee of the Board or the Chief Executive Officer or his or her designee.

7. Bonds: To the extent required by law, the bank shall require security in the form of a bond for the fidelity and faithful performance of duties by its officers and employees. The bond shall be issued by a bonding company authorized to do business in the State of North Carolina and upon such form as may be approved by the North Carolina Commissioner of Banks. Except as otherwise required by the North Carolina Commissioner of Banks or applicable law, the amount, form, and terms of the bond shall be such as the Board of Directors may require. The premium for the bond is to be paid by the bank.

ARTICLE VI

Contracts, Loans and Deposits

1. Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the bank, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer of the bank shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the bank.

2. Loans: No loans shall be contracted on behalf of the bank, as debtor, and no evidence of indebtedness on behalf of the bank shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the bank shall be signed by such officer or officers or agent or agents of the bank and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

4. Deposits: All funds of the bank not otherwise employed shall be deposited from time to time to the credit of the bank in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII

Certificates for Shares and Their Transfer

1. Certificates for Shares and Stock Transfer Records: The Board of Directors may authorize the issuance of some or all of the shares of the bank without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by: (i) the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President; and (ii) the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the bank. When shares are represented by certificates, the bank shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the bank shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

2. Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the bank only: (i) by the record holder thereof or by his, her or its duly authorized agent, transferee or legal representative; and (ii) in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the bank for any purpose until it shall have been made and recorded on the stock transfer records of the bank by an entry showing from and to whom transferred.

3. Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his, her or its legal representative to give the bank a bond in such sum and with such surety or other security as the Board may direct to indemnify the bank against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

1. Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer, director or advisory director of the bank; (ii) at the request of the bank as a director, advisory director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the bank to the fullest extent permitted by law against:

(a) All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney’s fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the bank or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

(b) Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the bank shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the bank.

2. Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the bank his or her reasonable costs, expenses and attorneys’ fees incurred in connection with enforcing his or her right to indemnification.

3. Advancement of Expenses: Expenses incurred by a director, advisory director or officer of the bank in defending an action, suit or proceeding described above shall, at the request of such director, advisory director or officer, and subject to authorization by the Board, be paid by the bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification from the bank under this Article or otherwise.

4. Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the bank shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

5. Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

6. No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the bank shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

7. Nonexclusivity: The entitlements to advancement of expenses and/or indemnification provided for in this Article VIII are nonexclusive and are separate from any similar rights provided under any law, agreement or otherwise.

ARTICLE IX

General Provisions

1. Dividends: The Board of Directors may from time to time declare, and the bank may pay, distributions and share dividends to its sole shareholder in the manner and upon the terms and conditions provided by N.C.G.S. §53C-4-7 and other applicable law.

2. Seal: The seal of the bank shall be in any form approved from time to time or at any time by the Board of Directors.

3. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the bank shall be from January 1 to December 31.

4. Amendments: Except as otherwise provided by applicable law or in the articles of incorporation or the bylaws, the Board of Directors of the bank shall have the authority, without the assent or vote of the bank’s sole shareholder, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the bank. The bank’s sole shareholder may amend or repeal the bank’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

5. Voting of Shares of Other Corporations: Except as otherwise directed by the Board of Directors of the bank or required by applicable law, shares of other corporations and associations held by the bank shall be voted in the manner directed by the Chief Executive Officer, the President, the Chief Operating Officer or any Senior Executive Vice President of the bank. All such officers are authorized on behalf of the bank to vote shares of other corporations and associations by proxy and to execute other instruments in connection therewith.

6. Applicability of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes: To the extent not inconsistent with or otherwise provided for in these bylaws, management of the bank’s business and regulation of its affairs shall be governed by the provisions of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes.

7. Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including the North Carolina Business

EXHIBIT 6 TO FORM T-1

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Truist Bank hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

Dated: July 17, 2023

Truist Bank

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

EXHIBIT 7 TO FORM T-1

CONSOLIDATED BALANCE SHEETS

TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2022	Dec 31, 2021

Assets
Cash and due from banks	$5,379	$5,085
Interest-bearing deposits with banks	16,042	15,210
Securities borrowed or purchased under agreements to resell	3,181	4,028
Trading assets at fair value	4,905	4,423
AFS securities at fair value	71,801	153,123
HTM securities ($47,791 and $1,495 at fair value, respectively)	57,713	1,494
LHFS (including $1,065 and $3,544 at fair value, respectively)	1,444	4,812
Loans and leases (including $18 and $23 at fair value, respectively)	325,991	289,513
ALLL	(4,377)	(4,435)
Loans and leases, net of ALLL	321,614	285,078
Premises and equipment	3,605	3,700
Goodwill	27,013	26,098
CDI and other intangible assets	3,672	3,408
Loan servicing rights at fair value	3,758	2,633
Other assets (including $1,582 and $3,436 at fair value, respectively)	35,128	32,149
Total assets	$555,255	$541,241
Liabilities
Noninterest-bearing deposits	$135,742	$145,892
Interest-bearing deposits	277,753	270,596
Short-term borrowings (including $1,551 and $1,731 at fair value, respectively)	23,422	5,292
Long-term debt	43,203	35,913
Other liabilities (including $2,971 and $586 at fair value, respectively)	14,598	14,277
Total liabilities	494,718	471,970
Shareholders’ Equity
Preferred stock	6,673	6,673
Common stock, $5 par value	6,634	6,639
Additional paid-in capital	34,544	34,565
Retained earnings	26,264	22,998
AOCI, net of deferred income taxes	(13,601)	(1,604)
Noncontrolling interests	23	—
Total shareholders’ equity	60,537	69,271
Total liabilities and shareholders’ equity	$555,255	$541,241
Common shares outstanding	1,326,829	1,327,818
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	223	223
Preferred shares authorized	5,000	5,000

The accompanying notes are an integral part of these consolidated financial statements.

Truist Financial Corporation 83